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                                                                    Exhibit 3(b)
                                                                  CONFORMED COPY
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                                     *****

         J. C. PENNEY CREDIT CORPORATION (hereinafter called the Corporation), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of the Board of Directors without a meeting, dated November 25, 1968, adopted a resolution proposing and declaring advisable the following amendment, effective January 1, 1969, to the Certificate of Incorporation of the Corporation:

         "FIRST: The name of the corporation (hereinafter called the Corporation) is

                 J. C. PENNEY FINANCIAL CORPORATION."

         SECOND: That in lieu of a meeting and vote of stockholders, the holder of record of all the issued and outstanding shares of Common Stock of the Corporation has, by its written consent, dated November 25, 1968, consented to said amendment, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
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         FOURTH:  That this Certificate of Amendment of the Certificate of
Incorporation shall be effective on January 1, 1969.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this instrument to be signed by Arthur Jacobsen, its President, and attested by C. T. Stewart, its Secretary, this 5th day of December, 1968.

                                        J. C. PENNEY CREDIT CORPORATION
         J. C. PENNEY CREDIT CORPORATION
         CORPORATE SEAL
         1964
         DELAWARE                       By  /s/ ARTHUR JACOBSEN
                                                  President
ATTEST:



by  /s/ C. T. STEWART
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STATE OF NEW YORK  )
                   ) ss:
COUNTY OF NEW YORK )

         BE IT REMEMBERED that on this 5th day of December, 1968, personally came before me, a Notary Public in and for the County and State aforesaid, Arthur Jacobsen, President of J. C. PENNEY CREDIT CORPORATION, a corporation of the State of Delaware, and he duly executed said certificate before me and acknowledged the said certificate to be the act and deed of said corporation and that the facts stated therein are true; and that the seal affixed to said certificate and attested by the Secretary of said corporation is the common or corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                                   /s/ J. DAVID SILVERS
                                                   Notary Public

(SEAL)
            J. DAVID SILVERS                           J. DAVID SILVERS
            NOTARY PUBLIC                      Notary Public, State of New York
            STATE OF NEW YORK                           No. 30-9005250
                                                  Qualified in Nassau County
                                                Certificate Filed in New York
                                               Commission Expires March 30, 1970